UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 30, 2013 (October 28, 2013)

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 28, 2013, the dividend committee of Paladin Realty Income Properties, Inc. declared cash distributions for the month of November 2013. The declared distributions will be calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These distributions will be aggregated and paid in cash on December 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: October 30, 2013	By:	/s/ Michael B. Lenard
Michael B. Lenard
Executive Vice President, Secretary and Counselor